UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Cash Bonus Plan

On January 31, 2011, the Compensation Committee (the “Committee”) of the Board of Trustees (the “Board”) of Chesapeake Lodging Trust (the “Company”) approved the 2011 cash bonus plan for the Company’s executive officers. Like the 2010 cash bonus plan, and as more fully described below, 2011 cash bonuses will be based 37.5% on the Company’s success in achieving a company-wide objective of capital deployment, 37.5% on the Company’s success in achieving targeted levels of overall Hotel EBITDA and 25% on each executive’s success in achieving individually designed performance objectives. The following table depicts the aggregate amount of cash bonus that each executive would be entitled to receive for 2011 based upon the executive’s and the Company’s maximum performance under each component of the cash bonus criteria identified above.

Maximum 2011 Cash Bonuses (in dollars)

Executive Officer	Maximum Attainable Cash Bonus
James L. Francis	$1,050,000
Douglas W. Vicari	593,750
D. Rick Adams	206,250
Graham J. Wootten	172,500

Capital Deployment (Weight: 37.5%)

The capital deployment element of the 2011 cash bonus plan is designed to encourage the Company’s executive officers to grow the Company’s portfolio of hotel properties as quickly as prudently possible. Accordingly, the Committee has determined that 37.5% of the overall cash bonus for each executive officer will be based upon the Company’s capital deployment in 2011. For these purposes, capital deployment is defined as the sum of (1) the aggregate purchase price for each hotel property acquired, or committed to be acquired through the entry into a definitive purchase agreement, in 2011, inclusive of all legal, audit and transfer fees and other acquisition-related costs and expenses, and (2) the projected Company-funded capital expenditures for the first year of ownership for each hotel acquired, or committed to be acquired through the entry into a definitive purchase agreement, in 2011. The Committee has set the threshold level of capital deployment at $200 million, the target level of capital deployment at $350 million and the maximum level of capital deployment at $500 million.

The following table depicts the amount of cash bonuses that the Company expects to pay to its executive officers under the capital deployment criterion of the 2011 cash bonus plan, based upon achievement of the threshold, target and maximum levels for 2011. Amounts will be interpolated if the Company’s actual capital deployment for 2011 is between the threshold and target, or target and maximum, levels. No additional bonus will be paid for performance above the maximum level, and no bonus will be paid pursuant to this criterion if the threshold level of capital deployment is not achieved.

Cash Bonuses Payable Based Upon Achievement of Capital Deployment Criterion (in dollars)

Executive Officer	Threshold ($200 million)	Target ($350 million)	Maximum ($500 million)
James L. Francis	$131,250	$262,500	$393,750
Douglas W. Vicari	62,344	133,594	222,656
D. Rick Adams	25,781	51,563	77,344
Graham J. Wootten	21,563	43,125	64,688

Hotel EBITDA (Weight: 37.5%)

In addition to the Company’s growth, the Committee believes that a significant indicator of the Company’s success is the aggregate earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) generated by the Company’s hotel properties. Accordingly, the Committee has determined that 37.5% of the overall 2011 cash bonus for each executive officer will be based upon actual 2011 Hotel EBITDA, compared to underwritten 2011 Hotel EBITDA, which was calculated by reference to the projections included in the Company’s hotel underwriting delivered to the Board in connection with its determination to acquire each hotel. For these purposes, Hotel EBITDA generally equates to total revenue less total hotel operating expenses, as such items are reported on the Company’s consolidated statement of operations. The overall underwritten Hotel EBITDA target for 2011 will be increased for any future property acquisitions occurring in 2011. Due to their strategic significance, the Company believes that disclosing the actual numerical target ranges for underwritten Hotel EBITDA would result in competitive harm to the Company. The underwritten levels of Hotel EBITDA reflect levels of operating performance that take into account management’s expectations of the lodging industry at the time of each hotel acquisition and give effect to management’s growth projections for each acquired asset. Achieving these forecasted results will require the Company to work closely with each hotel’s management company to operate the hotels efficiently. Nevertheless, the Committee considers these goals to be challenging, but achievable.

The following table depicts the amount of 2011 cash bonuses that the Company expects to pay its executive officers under the Hotel EBITDA criterion of the 2011 cash bonus plan, based upon achievement of 90%, 100% and 110% of the Company’s underwritten Hotel EBITDA for 2011. Amounts will be interpolated if the Company’s actual Hotel EBITDA for 2011 is between the threshold and target, or target and maximum, levels. No additional bonus will be paid for performance above the maximum level, and no bonus will be paid pursuant to this criterion if the threshold level of Hotel EBITDA is not achieved.

Cash Bonuses Payable Based Upon Achievement of Hotel EBITDA Criterion (in dollars)

Executive Officer	Threshold (90%)	Target (100%)	Maximum (110%)
James L. Francis	$131,250	$262,500	$393,750
Douglas W. Vicari	62,344	133,594	222,656
D. Rick Adams	25,781	51,563	77,344
Graham J. Wootten	21,563	43,125	64,688

Individual Performance Goals (Weight: 25%)

In addition to Company-wide performance goals, the Committee believes that individual performance goals relative to pre-determined objectives should play a role in the cash bonus payable to each executive officer. Accordingly, the Committee has determined that 25% of the overall cash bonus for each executive officer in 2011 will be based upon such individual performance goals.

The Committee has approved performance goals for each of the Company’s executive officers, with the Committee retaining full discretion in respect of all amounts awarded under this portion of the 2011 cash bonus plan. Individual performance goals include, where appropriate, operational goals for the Company and the respective functions over which each executive has operational or overall responsibility, monitoring and expanding internal programs in support of the Company’s strategic plan, monitoring the Company’s hotel portfolio to ensure that each hotel is efficiently operated and managed, exploiting renovation, repositioning and rebranding opportunities with respect to each hotel, maintaining and expanding investor and industry relationships, undertaking leadership initiatives and other significant qualitative objectives. The Committee did not rely on any one particular objective or formula in determining appropriate short-term incentives, but rather on what the Committee considered to be value-added quantitative and qualitative goals in furtherance of the Company’s compensation principles. No executive officer is guaranteed an award and, if performance is unsatisfactory, no bonus will be paid under the individual performance criterion of the 2011 cash bonus plan.

The size of the bonus payable as a result of achievement of the individual performance criterion is fully discretionary, subject only to the maximum payment limitations set forth below.

Maximum Cash Bonuses Payable Upon Achievement of

Individual Performance Criterion (in dollars)

Executive Officer	Maximum
James L. Francis	$262,500
Douglas W. Vicari	148,438
D. Rick Adams	51,562
Graham J. Wootten	43,124

Payments Under 2010 Cash Bonus Plan

On January 31, 2011, in addition to approving the 2011 cash bonus plan for the Company’s executive officers, the Committee evaluated the Company’s and each executive officer’s performance in fiscal 2010 and approved the payment of bonuses in accordance with the Company’s 2010 cash bonus plan. The following table depicts the cash bonuses that the Committee approved to be paid to each executive officer.

2010 Cash Bonuses (in dollars)

Executive Officer	Cash Bonus
James L. Francis	$999,963
Douglas W. Vicari	559,796
D. Rick Adams	196,421
Graham J. Wootten	164,280

Issuance of Restricted Common Shares

On January 31, 2011, the Committee also approved the issuance of additional time-based and performance-based restricted common shares to the Company’s executive officers and certain other employees under the Company’s equity plan. The Company completed its initial public offering (“IPO”) in January 2010, and the 2011 equity awards are intended to complete the IPO process from an equity incentive perspective by providing additional retention and motivation elements to the Company’s compensation structure. Reflecting their linkage to the awards made at the time of the IPO, the time-based restricted common shares will vest one-half per year beginning on January 27, 2012, the second anniversary of the completion of the IPO, assuming the executive or employee remains employed by the Company on such anniversary date. One-half of the performance-based restricted common shares will be eligible for vesting based on the Company’s 2011 and 2012 relative total shareholder return, with the number of shares that actually vest dependent upon the Company’s achievement of specified performance metrics.

The following table sets forth the restricted common shares approved for issuance by the Committee on January 31, 2011:

	Time-Based Restricted Common Shares	Performance-Based Restricted Common Shares
James L. Francis	70,000	15,500
Douglas W. Vicari	47,000	10,000
D. Rick Adams	16,000	—
Graham J. Wootten	10,000	—
Other Employees	13,000	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2011	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer